Exhibit 4.14

                              SBT BANKSHARES, INC.
                                 FIRST AMENDMENT
                                       TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This First Amendment to the Non-Qualified Stock Option Agreement (First Amendment"), effective the 24th day of January, 1997, between SBT Bankshares, Inc., a Colorado corporation (hereinafter called "the Corporation") and John G. Jackson, Scott E. Pursley, Gary Markle, Bernard F. Caner, and Robert A. Cadigan (hereinafter individually called the "Grantee" or collectively "Grantees").

                                   WITNESSETH

         WHEREAS, the Corporation entered into the Non-Qualified Stock Option Agreement ("Agreement") with the Grantees on April 17, 1995;

         WHEREAS, the Corporation and Grantees desire to amend the Agreement to allow the Corporation to buy back the Options of the Grantees on the terms and conditions set forth herein;

         WHEREAS the terms utilized herein arc the terms defined in the Agreement unless otherwise noted.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

          1. Repurchase of Options. Section 6 of the Agreement is hereby amended
             ---------------------
by the addition of a new subsection (g) as follows

                    (g)  Repurchase  of  Options.  The  Corporation,  on its own
                         -----------------------
                    election, or at the request of a Grantee, may repurchase any Option to which a Grantee is vested ("Repurchase") and which Option has not been exercised pursuant to Section 8 of the Agreement. The Notice of the Repurchase ("Notice") shall be given to the other party pursuant to Section 8 of the Agreement. Partial Repurchase of Options is not permitted by this First Amendment. The Repurchase shall be accomplished within sixty (60) days of the date of the Notice. The price for the Repurchase ("Repurchase Price") shall be as negotiated between the Company and the Grantee. The Repurchase Price shall be paid in cash or other immediately available funds. The Repurchase of any Option shall operate as are lease by the Grantee of any of his rights under the Agreement and shall operate as a termination of the Agreement so that the Grantee has no future rights under the Agreement.

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         2. Repurchased Options. Section 6 of the Agreement is hereby amended by
            -------------------
the addition of anew subsection (h) as follows:

                    (h) Repurchased Options. Any options repurchased pursuant to
                        -------------------
                    Section 6 (g) shall be preserved for future issuance in accordance with Section 6(f) and shall not be retired on the books of the Corporation.

         3. Director  Approval.  The First  Amendment is subject to approval and
            ------------------
modification by a majority of the Corporations board of directors ("Directors") at a regular meeting of the Directors or a special meeting of the Directors called for the approval of the First Amendment.

         4. Ratification. The terms of this First Amendment shall control to the
            ------------
went it conflicts with the Agreement. All other terms of the Agreement not hereby amended are ratified and affirmed.

         5.  Counterparts.  This  Agreement  may be  executed  in any  number of
             ------------
counterparts by signing any number of counterparts of execution pages hereof with the same effect as if all parties to this Agreement had all signed the same document. All executed counterparts shall be construed together, and shall, together with the text of this Agreement, constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate, at Colorado Springs,Colorado, effective the day and year first above written notwithstanding the actual date of signing.

                                               "The Corporation"

                                               SBT BANKSHARES, INC.

By: /s/Scott E. Pursley, Secretary             By: /s/John G. Jackson, President
    ------------------------------                 -----------------------------
    Scott E. Pursley, Secretary                    John G. Jackson, President


                                                              "Grantee"


                                                              John G. Jackson


                                                              Street Address


                                                              City and State

                                                              "Grantee"


                                                              Scott E. Pursley


                                                              Street Address


                                                              City and State

                                                              "Grantee"


                                                              Gary Markle


                                                              Street Address


                                                              City and State

                                                              "Grantee"


                                                              Bernard F. Carter


                                                              Street Address


                                                              City and State

                                                              "Grantee"


                                                              Robert A. Cadigan


                                                              Street Address


                                                              City and State